UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2010

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Pkwy. Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01                      Entry into a Material Definitive Agreement

Item 9.01                      Financial Statements and Exhibits

SIGNATURES

Item 1.01                      Entry into a Material Definitive Agreement

Second Amendment to Forbearance Agreement and Fifth Loan Modification Agreement with Bank of the West and U.S. Bank National Association (the “Fifth Amendment”)

As previously disclosed by GameTech International, Inc. (the “Company”) in its Form 8-K filed on August 17, 2010, the Company and Bank of the West and U.S. Bank National Association (collectively, the “Lenders”) entered into a First Amendment to Forbearance Agreement and Fourth Modification to Loan Agreement (the “Fourth Amendment”) on August 12, 2010 pursuant to which the Lenders agreed to forbear from exercising certain rights and remedies under the Company’s senior secured credit facility as a result of certain defaults existing as of June 21, 2010 (the “Financial Covenant Defaults”) and the Company’s failure to make the required payments of principal and interest due under the term loan at July 31, 2010 (the “Payment Defaults”), through August 31, 2010 or earlier upon the occurrence of a subsequent default or breach of the Fourth Amendment (the “Forbearance Period”).

On September 15, 2010, the Company entered into a Second Amendment to Forbearance Agreement and Fifth Loan Modification Agreement (the “Fifth Amendment”) with the Lenders, pursuant to which the Lenders agreed to forbear from exercising certain rights available to them under the Company’s senior secured credit facility until October 31, 2010 or earlier upon the occurrence of: (i) the resignation or termination of the Chief Executive Officer of the Company or Morris-Anderson & Associates, Ltd., as consultant to the Company; or (ii) a subsequent default or breach of the Fifth Amendment (the “Extended Forbearance Period”).  The Fifth Amendment was entered into following the Company’s failure to make the following required payments of principal and interest on August 31, 2010: (i) a quarterly installment of principal under the term loan in the amount of $1,087,647.06; (ii) a monthly installment of interest on the unpaid balance of the term loan in the amount of $68,230.26; and (iii) payment of the unpaid principal balance of the revolver in the amount of $750,000 (the “Payment Defaults”).  The Fifth Amendment extends the due date on these payments from August 31, 2010 to October 31, 2010.  Additionally, the Fifth Amendment defers payment of 3% of the interest accruing on the term loan until October 31, 2010.

The Fifth Amendment also contains additional covenants that, among other things, require the Company to retain a consultant that is acceptable to the Company and the Lenders, limit the aggregate amount of cash disbursements that the Company can make with respect to certain business segments during the Forbearance Period, and increases a previously established limit on the aggregate amount of capital expenditures that may be made.  In consideration for our Lenders entering into the Fifth Amendment, the Company paid U.S. Bank, as agent for the Lenders, a forbearance fee in an amount equal to $10,000.

As of the date hereof, the outstanding balance under the term loan is $25,176,470.58 and the outstanding balance under the  revolver is $750,000.  The outstanding balance under the Company’s term loan continues to be subject to the Default Rate of 9.79%, and the outstanding balance under the Company’s revolver continues to be subject to a Default Rate of 5.82%.

As of the date hereof, all of the Financial Covenant Defaults and Payment Defaults continue to remain uncured. While the Company does not expect to have adequate cash to make the requisite payments on October 31, 2010 in accordance with the Fifth Amendment [or satisfy all of the Financial Covenants by the end of the Forbearance Period], the Company is involved in ongoing negotiations with its Lenders to further extend the Forbearance Period, obtain waivers, and/or otherwise reach a satisfactory agreement.  Although we remain optimistic a resolution can be reached with our Lenders, a failure to extend the Forbearance Agreement, obtain waivers and/or reach a satisfactory agreement in a timely manner will likely result in all amounts outstanding under the current credit facility becoming immediately due and payable, which would lead to the financial and operational failure of the Company.

The foregoing summary of the Fifth Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Fifth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Forbearance Agreement with Bank of the West (the “Line of Credit Forbearance”)

As previously disclosed by the Company in its Form 8-K filed on April 16, 2010, the Company entered into a loan agreement (the “Line of Credit”) with Bank of the West (the “Lender”) on April 9, 2010 which provides for a $1.8 million revolving credit facility.  On September 3, 2010, the Company received a notice of technical default from the Lender in accordance with the terms of the Line of Credit.  On September 15, 2010, the Company entered into a Forbearance Agreement with the Lender (the “Line of Credit Forbearance”).  The Line of Credit Forbearance provides that the Lender will forbear from exercising any rights and remedies under the Line of Credit as a result of the existing defaults (the “Specified Events of Default”) through October 31, 2010 or earlier upon the occurrence of one or more events of default other than the Specified Events of Defaults or a breach by the Company of the Line of Credit Forbearance (the “Forbearance Period”).  The Specified Events of Defaults are defined as the Financial Covenant Defaults and Payment Defaults existing under the Fifth Amendment (described above) with Bank of the West and US Bank, as Lenders. The Line of Credit Forbearance also provides that the Lender will not make any further advances to the Company under the Line of Credit and that the Company shall continue to make interest payments at the non-default rate.  In consideration for the Lender entering into the Line of Credit Forbearance, the Company paid the Lender a forbearance fee in an amount equal to $1,000.

     As of September 15, 2010, the Company had approximately $1.27 million outstanding under the Line of Credit.  The outstanding balance under the Line of Credit is subject to a non-default rate or 4.25%.

  The foregoing summary of the Line of Credit Forbearance does not purport to be complete and is subject to and qualified in its entirety by reference to the Line of Credit Forbearance, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Second Amendment to Forbearance Agreement and Fifth Loan Modification Agreement dated August 31, 2010 by and among GameTech International, Inc, U.S. Bank National Association and Bank of the West.
10.2	Forbearance Agreement dated September 3, 2010 by and among GameTech International, Inc and Bank of the West.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   GAMETECH INTERNATIONAL, INC.

                   By: /s/ Bill Fasig
                   Bill Fasig
                   Chief Executive Officer

Dated:  September 16, 2010